                                                                     Exhibit 4.2



                                 SENIOR NOTES

                         REGISTRATION RIGHTS AGREEMENT

                          Dated as of August 21, 1998

                                  by and among

                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.,
                              PHOENIX ASSOCIATES,
                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

                                      and

                             THE INITIAL PURCHASER
                                  named herein

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

1. Definitions.............................................................    1
                                                                              --

2. Exchange Offer..........................................................    5
                                                                              --

3. Shelf Registration......................................................    9
                                                                              --

4. Additional Interest.....................................................   11
                                                                              --

5. Registration Procedures.................................................   13
                                                                              --

6. Registration Expenses...................................................   24
                                                                              --

7. Indemnification.........................................................   25
                                                                              --

8. Rules 144 and 144A......................................................   29
                                                                              --

9. Underwritten Registrations..............................................   30
                                                                              --

10. Miscellaneous..........................................................   30
                                                                              --

      (a)  Remedies........................................................   30
                                                                              --
      (b)  Enforcement.....................................................   30
                                                                              --
      (c)  No Inconsistent Agreements......................................   30
                                                                              --
      (d)  Adjustments Affecting Registrable Notes.........................   31
                                                                              --
      (e)  Amendments and Waivers..........................................   31
                                                                              --
      (f)  Notices.........................................................   31
                                                                              --
      (g)  Successors and Assigns..........................................   32
                                                                              --
      (h)  Counterparts....................................................   32
                                                                              --
      (i)  Headings........................................................   32
                                                                              --
      (j)  Governing Law...................................................   32
                                                                              --
      (k)  Severability....................................................   33
                                                                              --
      (l)  Entire Agreement................................................   33
                                                                              --
      (m)  Notes Held by the Issuers, the Guarantor or their Affiliates....   33
                                                                              --

     SENIOR NOTES REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of August 21, 1998, by and among Coaxial Communications of Central Ohio, Inc., an Ohio corporation ("Coaxial"), Phoenix Associates, a Florida general partnership ("Phoenix" and together with Coaxial, the "Issuers") and Insight Communications of Central Ohio, LLC, a Delaware limited liability company (the "Guarantor") and CIBC Oppenheimer Corp. (the "Initial Purchaser").

     This Agreement is entered into in connection with the Restructuring Agreement, dated as of August 17, 1998 among the Issuers, the Guarantor and the Initial Purchaser (the "Restructuring Agreement") relating to the sale by the Issuers to the Initial Purchaser of $140,000,000 aggregate principal amount of the Issuers' 10% Senior Notes due 2006 (the "Notes"). In order to induce the Initial Purchaser to enter into the Restructuring Agreement, the Issuers and the Guarantor have agreed to provide the registration rights set forth in this Agreement to the Initial Purchaser and its direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchaser's obligation to purchase the Notes under the Restructuring Agreement.

     The parties hereby agree as follows:

 1.  Definitions
 --  -----------

          As used in this Agreement, the following terms shall have the following meanings:

          Additional Interest:  See Section 4(a).
          -------------------

          Advice:  See Section 5.
          ------

          Applicable Period:  See Section 2(b).
          -----------------

          Closing:  See the Restructuring Agreement.
          -------

          Effectiveness Date:  The 150th day after the Issue Date.
          ------------------

          Effectiveness Period:  See Section 3(a).
          --------------------

          Event Date:  See Section 4(b).
          ----------

          Exchange Act:  The Securities Exchange Act of 1934, as amended, and
          ------------
the rules and regulations of the SEC promulgated thereunder.

          Exchange Notes:  See Section 2(a).
          --------------

          Exchange Offer:  See Section 2(a).
          --------------

          Exchange Registration Statement:  See Section 2(a).
          -------------------------------

          Filing Date:  The 60th day after the Issue Date.
          -----------

          Holder:  Any holder of a Registrable Note or Registrable Notes.
          ------

          Indemnified Person:  See Section 7(c).
          ------------------

          Indemnifying Person:  See Section 7(c).
          -------------------

          Indenture:  The Indenture, dated as of August 21, 1998, among the
          ---------
Issuers, the Guarantor and Bank of Montreal Trust Company, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

          Initial Purchaser:  See the introductory paragraph to this Agreement.
          -----------------

          Initial Shelf Registration:  See Section 3(a).
          --------------------------

          Inspectors:  See Section 5(o).
          ----------

          Issue Date:  The date on which the original Notes are sold to the
          ----------
Initial Purchaser pursuant to the Restructuring Agreement.

          Issuers:  See the introductory paragraph to this Agreement.
          -------

          Lien:  See the Indenture.
          ----

          NASD:  See Section 5(t).
          ----

          Notes:  See the second introductory paragraph to this Agreement.
          -----

          Participant:  See Section 7(a).
          -----------

          Participating Broker-Dealer:  See Section 2(b).
          ---------------------------

          Person:  An individual, corporation, limited liability company,
          ------
partnership, joint venture, association, joint stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

          Private Exchange:  See Section 2(b).
          ----------------

          Private Exchange Notes:  See Section 2(b).
          ----------------------

          Prospectus:  The prospectus included in any Registration Statement
          ----------
(including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Records:  See Section 5(o).
          -------

          Registrable Notes:  The Notes upon original issuance of the Notes and
          -----------------
at all times subsequent thereto and, if issued, the Private Exchange Notes, until in the case of any such Notes or any such Private Exchange Notes, as the case may be, (i) a Registration Statement covering such Notes or such Private Exchange Notes has been declared effective by the SEC and such Notes or such Private Exchange Notes, as the case may be, have been disposed of in accordance with such effective Registration Statement, (ii) such Notes or such Private Exchange Notes, as the case may be, are sold in compliance with Rule 144, (iii) in the case of any Note, such Note has been exchanged for an Exchange Note or Exchange Notes pursuant to an Exchange Offer or (iv) such Notes or such Private Exchange Notes, as the case may be, cease to be outstanding.

          Registration Default:  See Section 4(a).
          --------------------

          Registration Statement:  Any registration statement of the Issuers and
          ----------------------
the Guarantor, including, but not limited to, the Exchange Registration Statement, which covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Restructuring Agreement:  See the second introductory paragraph to
          -----------------------
this Agreement.

          Rule 144:  Rule 144 promulgated under the Securities Act, as such Rule
          --------
may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          Rule 144A:  Rule 144A promulgated under the Securities Act, as such
          ---------
Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          Rule 415:  Rule 415 promulgated under the Securities Act, as such Rule
          --------
may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          SEC:  The Securities and Exchange Commission.
          ---

          Securities Act:  The Securities Act of 1933, as amended, and the rules
          --------------
and regulations of the SEC promulgated thereunder.

          Shelf Notice:  See Section 2(c).
          ------------

          Shelf Registration:  See Section 3(b).
          ------------------

          Subsequent Shelf Registration:  See Section 3(b).
          -----------------------------

          TIA:  The Trust Indenture Act of 1939, as amended.
          ---

          Trustee:  The trustee under the Indenture and, if existent, the
          -------
trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

          Underwritten registration or underwritten offering: A registration in
          --------------------------------------------------
which securities of the Issuers and the Guarantor are sold to an underwriter(s) for reoffering to the public.

 2.  Exchange Offer
 --  --------------

               (a) Each of the Guarantor and the Issuers agrees to use its reasonable best efforts to file with the SEC as soon as practicable after the Closing, but in no event later than the Filing Date, an offer to exchange (the "Exchange Offer") any and all of the Registrable Notes (other than the Private Exchange Notes, if any) for a like aggregate principal amount of debt securities of the Issuers which are identical to the Notes (the "Exchange Notes") (and which are entitled to the benefits of the Indenture or a trust indenture which is substantially identical to the Indenture in all material respects (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA), except that the Exchange Notes (other than the Private Exchange Notes, if any) shall have been registered pursuant to an effective Registration Statement under the Securities Act and will not contain terms with respect to transfer restrictions. The Exchange Offer will be registered under the Securities Act on the appropriate form (the "Exchange Registration Statement") and will comply with all applicable tender offer rules and regulations under the Exchange Act. Each of the Guarantor and the Issuers agrees to use its reasonable best efforts to (x) cause the Exchange Registration Statement to become effective under the Securities Act on or before the Effectiveness Date; (y)
keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 180th day following the Issue Date. If after such Exchange Registration Statement is initially declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Notes thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Registration Statement shall be deemed not to have become effective for purposes of this Agreement. Each Holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act, that such Holder is not an affiliate of any of the Issuers, the Guarantor or their subsidiaries within the meaning of Rule 405 promulgated under the Securities Act or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable and that it is not acting on behalf of any Person who could not truthfully make the foregoing representations. Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to
                                   ------- --------
Registrable Notes that are Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers, and the Issuers and the Guarantor shall have no further obligation to register Registrable Notes (other than Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers) pursuant to
Section 3 of this Agreement.

          (b) The Issuers and the Guarantor shall include within the Prospectus contained in the Exchange Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchaser, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchaser, represent the prevailing views of the staff of the SEC. Such "Plan of Distribution" section shall also allow the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes.

          Each of the Guarantor and the Issuers shall use its reasonable best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes, provided
                                                                     --------
that such period shall not exceed 180 days (or such longer period if extended pursuant to the last paragraph of Section 5) (the "Applicable Period").

          If, upon consummation of the Exchange Offer, the Initial Purchaser holds any Notes acquired by it and having, or which are reasonably likely to be determined to have, the status as an unsold allotment in the initial distribution, the Issuers and the Guarantor upon the request of the Initial Purchaser shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchaser, in exchange (the "Private Exchange") for the Notes held by the Initial Purchaser, a like principal amount of debt securities of the Issuers that are identical in all material respects to the Exchange Notes (the "Private Exchange Notes") (and which are issued pursuant to the same indenture as the Exchange Notes) except for the placement of a restrictive legend on the Private Exchange Notes. If possible, the Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes. Interest on the Exchange Notes and Private Exchange Notes will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date.

           In connection with the Exchange Offer, the Issuers and the Guarantor shall:

     (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

     (ii) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York which may be the Trustee or an affiliate thereof; and

     (iii) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open.

           As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuers and the Guarantor shall:

     (i) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

     (ii) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

     (iii) cause the Trustee to authenticate and deliver promptly to each Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

           The Exchange Notes and the Private Exchange Notes may be issued under
(i) the Indenture or (ii) an indenture substantially identical to the Indenture, which in either event will provide that (1) the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and (2) the Private Exchange Notes will be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes will vote and consent together on all matters as one class and that neither the Exchange Notes, the Private Exchange Notes nor the Notes will have the right to vote or consent as a separate class on any matter.

               (a) If (1) prior to the consummation of the Exchange Offer, the Issuers and the Guarantor or Holders of at least a majority in aggregate principal amount of the Registrable Notes reasonably determine in good faith that (i) the Exchange Notes would not, upon receipt, be tradeable by such Holders which are not affiliates (within the meaning of the Securities
     Act) of the Issuers and the Guarantor without restriction under the Securities Act and without restrictions under applicable state securities laws, (ii) the interests of the Holders under this Agreement would be adversely affected by the consummation of the Exchange Offer or (iii) after conferring with counsel, the SEC is unlikely to permit the commencement of the Exchange Offer prior to the Effectiveness Date, (2) subsequent to the consummation of the Private Exchange, any holder of the Private Exchange Notes so requests or (3) the Exchange Offer is commenced and not consummated within 180 days of the Issue Date, then the Issuers and the Guarantor shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and shall file an Initial Shelf Registration pursuant to Section 3. Following the delivery of a Shelf Notice to the Holders of Registrable Notes (in the circumstances contemplated by clauses (1) and (3) of the preceding sentence), the Issuers and the Guarantor shall not have any further obligation to conduct the Exchange Offer or the Private Exchange under this Section 2.

               (b) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder represents and warrants to the Issuers and the Guarantor that, (A) it is not an affiliate of the Issuers and the Guarantor, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, and (C) it is acquiring the Exchange Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Participating Broker-

     Dealer and any Holder using the Exchange Offer to participate in a distribution of Exchange Notes (1) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital
     ---------------------------                               -------------
     Holdings Corporation (available May 13, 1988), as interpreted in the SEC's
     --------------------
     letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Issuers and the Guarantor or an affiliate thereof.

 1.  Shelf Registration
 --  ------------------

           If a Shelf Notice is delivered as contemplated by Section 2(c), then:

               (a) Initial Shelf Registration.  The Issuers and the Guarantor
               --- --------------------------
     shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the "Initial Shelf Registration"). If the Issuers and the Guarantor shall have not yet filed an Exchange Registration Statement, the Issuers and the Guarantor shall use their best efforts to file with the SEC the Initial Shelf Registration on or prior to the Filing Date. In any other instance, the Issuers and the Guarantor shall use their reasonable best efforts to file with the SEC the Initial Shelf Registration within 30 days of the delivery of the Shelf Notice. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers and the Guarantor shall not permit any securities other than the Registrable Notes to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below). The

     Issuers and the Guarantor shall use their reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act, if an Exchange Registration Statement has not yet been declared effective, on or prior to the Effectiveness Date, or, in any other instance, as soon as practicable thereafter and in no event later than 45 days after filing of the Initial Shelf Registration, and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is 24 months from the date on which such Initial Shelf Registration is declared effective (subject to extension pursuant to the last paragraph of Section 5 hereof), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Notes has been declared effective under the Securities Act (the "Effectiveness Period").

          (b) Subsequent Shelf Registrations.  If the Initial Shelf Registration
          --- ------------------------------
     or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all the securities registered thereunder), the Issuers and the Guarantor shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Notes (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuers and the Guarantor shall use their reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

          (c) Supplements and Amendments.  The Issuers and the Guarantor shall
          --- --------------------------
     promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or by any underwriter(s) of such Registrable Notes.

 2.  Additional Interest
 --  -------------------

          (a) The Issuers, the Guarantor and the Initial Purchaser agree that the Holders of Registrable Notes will suffer damages if the Issuers and the Guarantor fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers and the Guarantor agree to pay additional interest on the Notes ("Additional Interest") under the circumstances and to the extent set forth below:

     (i) if the Exchange Registration Statement has not been filed on or prior to the Filing Date;

     (ii) if the Exchange Registration Statement has not been declared effective on or prior to the Effectiveness Date;

     (iii) if an Initial Shelf Registration required by Section 2(c) has not been filed on or prior to the date required by Section 3(a);

     (iv) if an Initial Shelf Registration required by Section 2(c) has not been declared effective on or prior to the date required by Section 3(a); and/or

     (v) if (A) the Issuers have not exchanged the Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 180 days after the Issue Date or (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period;

(each such event referred to in clauses (i) through (v) above is a "Registration Default"), the sole remedy available to Holders of the Notes will be the immediate accrual of Additional Interest as follows: the per annum interest rate on the Notes will increase by 50 basis points during the first 90-day period following the occurrence of a Registration Default and until it is waived or cured; and the per annum interest rate will increase by an additional 25 basis points for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 200 basis points per annum, provided, however, that only Holders of Private Exchange Notes
                  --------  -------
shall be entitled to receive Additional Interest as a result of a Registration Default pursuant to clause (iii) or (iv), provided, further, that (1) upon the
                                          --------  -------
filing of the Exchange Registration Statement or the Initial Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or a Shelf Registration (in the case of (ii) above), (3) upon the filing of the Shelf Registration (in the case of (iii) above), (4) upon the effectiveness of the Shelf Registration (in the case of (iv) above), or (5) upon the exchange of Exchange Notes for all Notes tendered (in the case of (v)(A) above), or upon the effectiveness of the Exchange Registration Statement which had ceased to remain effective (in the case of (v)(B) above), or upon the effectiveness of the Shelf Registration which had ceased to remain effective (in the case of (v)(C) above), Additional Interest on the Notes as a result of such clause (i), (ii), (iii), (iv) or (v) (or the relevant subclause thereof), as the case may be, shall cease to accrue and the interest rate on the Notes will revert to the interest rate originally borne by the Notes.

               (b) The Issuers and the Guarantor shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Any amounts of Additional Interest due pursuant to (a) of this
     Section 4 will be payable in cash semi-annually on each February 15 and August 15 (to the Holders of record on the February 1 and August 1 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue and until such Registration Default is cured, by depositing with the Trustee, in trust for the benefit of such Holders, immediately available funds in sums sufficient to pay such Additional Interest. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

3.   Registration Procedures
--   -----------------------

        In connection with the filing of any Registration Statement pursuant to
Section 2 or 3 hereof, the Issuers and the Guarantor shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuers and the Guarantor shall:

        (a) Prepare and file with the SEC, prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 or 3, and use their reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein, provided that, if (1) such filing is pursuant to Section 3, or (2)
             --------
     a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers and the Guarantor shall, if requested, furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement and each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriter(s), if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least 5 business days prior to such filing). The Issuers and the Guarantor shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriter(s), if any, shall reasonably object.

        (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of both the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder, applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Issuers and the Guarantor shall be deemed not to have used their reasonable best efforts to keep a Registration Statement effective during the Applicable Period if any of them voluntarily takes any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period unless such action is required by applicable law or unless the Issuers and the Guarantor comply with this Agreement, including without limitation, the provisions of clause 5(c)(v) below.

        (c)     If (1) a Shelf Registration is filed pursuant to Section 3, or
     (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section

     2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriter(s), if any, promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment thereto has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment thereto including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Issuers and the Guarantor contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) below cease to be true and correct, (iv) of the receipt by the Issuers and the Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue, statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Issuers' and the Guarantor's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

        (d)     If (1) a Shelf Registration is filed pursuant to Section 3, or
     (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

        (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriter(s), if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s), if any, or such Holders reasonably request to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Issuers and the Guarantor have received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

        (f)     If (1) a Shelf Registration is filed pursuant to Section 3, or
     (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes who so requests and to each such Participating Broker-Dealer who so requests and to counsel and the managing underwriter(s), if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

        (g)     If (1) a Shelf Registration is filed pursuant to Section 3, or
     (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel, and the managing underwriter or underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary Prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers and the Guarantor hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the managing underwriter or underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

        (h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the

     Applicable Period, to use their reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification of (or exemption from such registration or qualification), such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters, if any, reasonably request in writing, provided that where Exchange Notes held by Participating Broker-
              --------
     Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuers and the Guarantor agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided that the Issuers and the
                                        --------
     Guarantor shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction.

        (i) If a Shelf Registration is filed pursuant to Section 3, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

        (j) Use their reasonable best efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the managing underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuers and the Guarantor will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

        (k)     If (1) a Shelf Registration is filed pursuant to Section 3, or
     (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi), as promptly as reasonably practicable prepare and (subject to Section 5(a)) file with the SEC, at the expense of the Issuers and the Guarantor, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (l) Use their reasonable best efforts to cause the Registrable Notes covered by a Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement or the Exchange Notes, as the case may be, or the managing underwriter or underwriters, if any.

        (m) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes or Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company and
     (ii) provide a CUSIP number for the Registrable Notes or Exchange Notes, as the case may be.

        (n) In connection with an underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter(s), if any, in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, (i) to the extent possible, make such representations and warranties to the managing underwriter or underwriters on behalf of any underwriters, with respect to the business of the Issuers, the Guarantor and their subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Issuers and the Guarantor and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the managing underwriter or underwriters covering the matters customarily covered in opinions requested in underwritten offerings of debt securities similar to the Notes and such other matters as may be reasonably requested by the managing underwriter(s); (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers and the Guarantor (and, if necessary, any other independent certified public accountants of any subsidiary of any of the Issuers and the Guarantor or of any business acquired by the Issuers or the Guarantor for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the managing underwriter or underwriters on behalf of any underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Notes and such other matters as may be reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

        (o)     If (1) a Shelf Registration is filed pursuant to Section 3, or
     (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuers, the Guarantor and their respective subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers, the Guarantor and their respective subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Issuers and the Guarantor determine, in good faith, to be confidential and any Records which they notify the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer or underwriter will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuers and the Guarantor or for any purpose other than in connection with such Registration Statement unless and until such is made generally available to the public. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give prompt notice to the Issuers and the Guarantor and allow the Issuers and the Guarantor to undertake appropriate action to prevent disclosure of the Records deemed confidential at their expense.

        (p) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a), as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Registration Statement or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

        (q) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuers and the Guarantor after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

        (r) Upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion or opinions of counsel to the Issuers and the Guarantor, in a form customary for underwritten offerings of debt securities similar to the Notes, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, and which includes an opinion that (i) the Issuers and the Guarantor have duly authorized, executed and delivered the Exchange Notes and Private Exchange Notes and the related indenture and
     (ii) each of the Exchange Notes or the Private Exchange Notes, as the case may be, and related indenture constitutes a legal, valid and binding obligation of the Issuers and the Guarantor, enforceable against the Issuers and the Guarantor in accordance with its respective terms (with customary exceptions).

        (s) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Issuers and the Guarantor (or to such other Person as directed by the Issuers and the Guarantor) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Issuers and the Guarantor shall mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; and, in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

        (t) Cooperate with each seller of Registrable Notes covered by any Registration Statement and the managing underwriter(s), if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

        (u) Use their reasonable best efforts to take all other reasonable steps necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

        The Issuers and the Guarantor may require each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuers and the Guarantor such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, as the Issuers and the Guarantor may, from time to time, reasonably request. The Issuers and the Guarantor may exclude from such registration the Registrable Notes of any seller or Participating Broker-Dealer who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuers and the Guarantor all information required to be disclosed in order to make the information previously furnished to the Issuers and the Guarantor by such seller not materially misleading.

        Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuers and the Guarantor of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the "Advice") by the

Issuers and the Guarantor that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Issuers and the Guarantor shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or
(y) the Advice.

 4.  Registration Expenses
 --  ---------------------

        (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers and the Guarantor shall be borne by the Issuers and the Guarantor, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions in the United States
     (x) where the Holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h), in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is reasonably requested by the managing underwriter or underwriters, if any, or, in respect of Registrable Notes or Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or of such Exchange Notes, as the case may be),
     (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and the Guarantor and fees and disbursements of one special counsel for the sellers of Registrable Notes (subject to the provisions of Section 6(b)), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (i) above) or the Holders), (vi) rating agency fees, (vii) Securities Act liability insurance, if the Issuers and the Guarantor desire such insurance, (viii) fees and expenses of the Trustee, (ix) fees and expenses of all other Persons retained by the Issuers and the Guarantor, (x) internal expenses of the Issuers and the Guarantor (including, without limitation, all salaries and expenses of officers and employees of the Issuers and the Guarantor performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses incurred in connection with any listing of the securities to be registered on any securities exchange, (xiii) the fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of the Registrable Notes which discounts, commissions or taxes shall be paid by Holders or such Registrable Notes) and (xiv) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

        (b) In connection with any Shelf Registration hereunder, the Issuers and the Guarantor shall reimburse the Holders of the Registrable Notes being registered in such registration for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable

     Notes to be included in such Registration Statement and other reasonable out-of-pocket expenses of the Holders of Registrable Notes incurred in connection with the registration of the Registrable Notes. The Issuers and the Guarantor shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

 5.  Indemnification
 --  ---------------

        (a) The Guarantor and each of the Issuers, jointly and severally, agree to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, the officers and directors of each such Person, and each Person, if any, who controls any such Person within the meaning of either
     Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Issuers and the Guarantor shall have furnished any amendments or supplements thereto) or any preliminary Prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Issuers and the Guarantor in writing by such Participant expressly for use therein; provided that the foregoing indemnity with respect to any preliminary
     --------
     Prospectus shall not inure to the benefit of any Participant (or to the benefit of an officer or director of such Participant or any Person controlling such Participant) from whom the Person asserting any such losses, claims, damages or liabilities purchased

    Registrable Notes or Exchange Notes if such untrue statement or omission or alleged untrue statement or omission made in such preliminary Prospectus is eliminated or remedied in the related Prospectus (as amended or supplemented if the Issuers and the Guarantor shall have furnished any amendments or supplements thereto) and a copy of the related Prospectus (as so amended or supplemented) shall have been furnished to such Participant at or prior to the sale of such Registrable or Exchange Notes, as the case may be, to such Person.

        (b) Each Participant will be required to agree, severally and not jointly, to indemnify and hold harmless the Guarantor and each Issuer, their directors and officers and each Person who controls any of the Issuers or the Guarantor within the meaning of Section 15 of the Securities Act or
    Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Guarantor and each Issuer to each Participant, but only with reference to information relating to such Participant furnished to the Guarantor and each Issuer in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary Prospectus. The liability of any Participant under this paragraph (b) shall in no event exceed the proceeds received by such Participant from sales of Registrable Notes or Exchange Notes giving rise to such obligations.

        (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain one counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses incurred by such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to any such Indemnifying Person. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes and Exchange Notes sold by all such Participants and any such separate firm for the Issuers, the Guarantor, their respective directors, their respective officers and such control Persons of the Issuers and the Guarantor shall be designated in writing by the Issuers and the Guarantor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request and

     (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be
                 --------  -------
     liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Party is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

        (d) If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Issuers and the Guarantor on the one hand and the Participants on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuers and the Guarantor on the one hand and the Participants on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantor or by the Participants and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata
                                                                --- ----
     allocation (even if the

     Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes or Exchange Notes exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        (f)     The indemnity and contribution agreements contained in this
     Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

6.  Rules 144 and 144A
--  ------------------

        The Issuers and the Guarantor covenant that they will file the reports required to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Issuers and the Guarantor are not required to file such reports, they will, upon the request of any Holder of Registrable Notes, make publicly available other information of a like nature so long as necessary to permit sales pursuant to Rule 144 or Rule 144A. The Issuers and the Guarantor further covenant that so long as any Registrable Notes remain outstanding to make available to any Holder of Registrable Notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Notes pursuant to (a) such Rule 144A, or (b) any similar rule or regulation hereafter adopted by the SEC.

7.  Underwritten Registrations
--  --------------------------

        If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Issuers and the Guarantor.

        No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8.  Miscellaneous
--  -------------

                (a)  Remedies. In the event of a breach by the Issuers, the
                ---  --------
Guarantor or their subsidiaries of any of their obligations under this Agreement, other than the occurrence of an event which requires payment of Additional Interest, each Holder of Registrable Notes, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchaser, in the Restructuring Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Issuers and the Guarantor agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of any of the provisions of this Agreement and hereby further agree, jointly and severally, that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

                (b)  Enforcement. The Trustee shall be authorized to enforce the
                ---  -----------
     provisions of this Agreement for the ratable benefit of the Holders.

                (c)  No Inconsistent Agreements. The Issuers and the Guarantor
                ---  --------------------------
     have not, as of the date hereof, and the Issuers and the Guarantor shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The Issuers and the Guarantor have not entered and will not enter into any agreement with respect to any of their securities which will grant to any Person piggy-back rights with respect to a Registration Statement required to be filed under this Agreement.

                (d)  Adjustments Affecting Registrable Notes. The Issuers and
                ---  ---------------------------------------
     the Guarantor shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

                (e)  Amendments and Waivers. The provisions of this Agreement,
                ---  ----------------------
     including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers and the Guarantor have obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Notes. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold by such Holders pursuant to such Registration Statement, provided that the
                                                      --------
     provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                (f)  Notices. All notices and other communications (including
                ---  -------
     without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

     (i) if to a Holder of Registrable Notes or any Participating Broker-Dealer, at the most current address given by the Trustee to the Issuers and the Guarantor; and

     (ii) if to the Issuers and the Guarantor, c/o Insight Communications Company, L.P., 126 E. 56th Street, New York, New York 10022, Attention: Kim
     D. Kelly, with a copy to Cooperman Levitt Winikoff Lester & Newman, P.C., 800 Third Avenue, New York, NY 10027 Attention: Elliot Brecher, Esq. and to Coaxial Communications, Inc., 5111 Ocean Boulevard, Suite C, Sarasota, Florida 34242, Attention: Dennis McGillicuddy, with a copy to Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036-6802, Attention: Timothy J. Kelley, Esq.

          All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed; (iii) one business day after being timely delivered to a next-day air courier; and (iv) when receipt is acknowledged by the addressee, if telecopied.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

               (g)  Successors and Assigns.  This Agreement shall inure to the
               ---  ----------------------
     benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Notes.

               (h)  Counterparts. This Agreement may be executed in any number
               ---  ------------
     of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (i)  Headings.  The headings in this Agreement are for
               ---  --------
     convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (j)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
               ---  -------------
     CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

               (k)  Severability.  If any term, provision, covenant or
               ---  ------------
     restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

               (l)  Entire Agreement.  This Agreement, together with the
               ---  ----------------
     Restructuring Agreement and the Indenture, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

               (m)  Notes Held by the Issuers, the Guarantor or their
               ---  -------------------------------------------------
     Affiliates. Whenever the consent or approval of Holders of a specified
     ----------
     percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuers, the Guarantor or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     IN WITNESS WHEREOF, the parties have executed this Senior Notes Registration Rights Agreement as of the date first written above.

                                         COAXIAL COMMUNICATIONS OF CENTRAL
                                         OHIO, INC.


                                         By:  /s/ Dennis J. McGillicuddy

                                            Name: Dennis J. McGillicuddy
                                            Title: Chairman



                                         PHOENIX ASSOCIATES


                                         By:  PHOENIX DJM LLC


                                         By:  /s/ Dennis J. McGillicuddy

                                            Name: Dennis J. McGillicuddy
                                            Title: Its Sole Member


                                         INSIGHT COMMUNICATIONS OF CENTRAL
                                         OHIO, LLC


                                         By:  /s/ Kim D. Kelly

                                            Name: Kim D. Kelly
                                            Title: Executive Vice
                                                   President

     The foregoing Agreement is hereby confirmed and accepted as of the date first above written.



CIBC OPPENHEIMER CORP.


By:  /s/
   Name:
   Title: